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                                                                  EXHIBIT 10(cc)

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is effective as of January 1, 2001 ("Effective Date") between The Claridge at Park Place, Incorporated, a New Jersey corporation having its principal place of business at Indiana Avenue and the Boardwalk, Atlantic City, New Jersey, 08401 ("Claridge"), and Frank A. Bellis, Jr., an individual residing at 10 Hanover Court, Jacobstown, New Jersey, 08562 ("Executive").

                               W I T N E S S E T H

WHEREAS, the Claridge desires to employ the Executive and the Executive has agreed to accept employment, on the terms and conditions provided in this Agreement; and

WHEREAS, the Claridge and the Executive are parties to an existing Employment Agreement; and

WHEREAS, the Claridge and the Executive have agreed upon new terms and conditions of employment as provided in this Agreement; and

WHEREAS, the Claridge and the Executive recognize it is in their mutual interests to void the existing Employment Agreement and enter into a new Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, the parties agree as follows:

             1. EMPLOYMENT. The Claridge and the Executive hereby agree to void the existing Employment Agreement dated November 10, 1998 to which they are a party and enter this Employment Agreement. Accordingly, the Claridge employs the Executive as its Chief Executive Officer. In this capacity, the Executive shall perform such executive duties as are typical for this position including but not limited to, those duties outlined in the Claridge's internal controls, and such additional duties as may be specified from time to time by the Board of Directors. In addition, the Executive may be asked to serve as a member of the Claridge's Board of Directors without additional compensation for these services.

             2. TERM. The term of this Agreement shall commence on the Effective Date and terminate on December 31, 2001 ("Initial Term") subject to paragraphs 5 or 7. Thereafter, the Board may review and extend the Agreement upon specific action by the Board.

             3. COMPENSATION. (a) The Claridge shall pay the Executive a base annual salary of TWO HUNDRED SEVENTY FIVE THOUSAND DOLLARS ($275,000), payable in weekly installments consistent with the Claridge's regular payroll practice. The Board of Directors may, from time to time, in their sole discretion, increase the base annual salary.

             (b) Until termination of the Agreement, the Executive shall continue to receive full compensation and be entitled to all the benefits of this Agreement. Upon termination, the Executive shall not be entitled to receive any compensation or benefits except as set forth in this Agreement or as otherwise agreed in writing between the parties.

             (c) The Executive shall be entitled to vacation time consistent with the Claridge's vacation plan, and shall also be entitled to participate in any bonus plan, incentive compensation plan, qualified pension plan,
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qualified profit-sharing plan, medical and/or dental reimbursement plan, group term life insurance plan, as well as any other employee benefit plan that may be established by the Claridge or its operating subsidiaries. The participation in any of these plans shall be consistent with the terms of such plans, and be available only upon the Claridge or its operating subsidiaries having or establishing such a plan.

             4. CASINO CONTROL COMMISSION. The Executive represents that he or she possesses a casino key employee license required by the New Jersey Casino Control Commission. The Executive will maintain this license in good standing during employment with the Claridge. The Claridge will pay all attorneys' fees and other costs that the Executive may incur: (a) in connection with any investigation or proceeding against the Executive; or, (b) in which the Executive may be involved (other than with respect to any act defined as "cause" for termination as noted in 5(a)(ii); or, (c) relating to any criminal charges filed against the Executive, by the Division of Gaming Enforcement of the New Jersey Attorney General's Office or by the New Jersey Casino Control Commission.

             5. TERMINATION. (a) Notwithstanding anything to the contrary in this Agreement, the Executive's employment may be terminated upon the occurrence of any of the following events:

             (i) Upon revocation, suspension, or termination of the Executive's casino key employee license or failure to comply, within a reasonable time, with any conditions imposed upon the Executive's casino key employee license;

             (ii) Upon an act committed by the Executive constituting "cause", defined as a breach of any of the provisions of this Agreement; the indictment and/or conviction of any criminal offense; the deliberate refusal by the Executive (except by reason of disability) to perform the duties under the terms of this Agreement ; or if the Executive:

             (1) Files a petition in bankruptcy court or is adjudicated a bankrupt;

             (2) Institutes or permits to be instituted any procedure in bankruptcy court for reorganization or rearrangement of the Executive's financial affairs;

             (3) Appoints a receiver of the Executive's assets or property due to insolvency; or

             (4)   Makes a general assignment for the benefit of creditors;

             (iii) Upon the death or permanent disability of the Executive;

             (iv) Upon written notice by the Claridge terminating the Executive's employment without cause;

             (v)   Upon the voluntary resignation by the Executive;

             (vi) In the event at the time of hire the Executive is a non-New Jersey resident and the Executive fails to establish residency in New Jersey within six (6) months after a Board Resolution directing the Executive to do so. Provided that no such resolution shall be adopted so long as: (i) a sale of the Claridge is an option being considered by the Board of Directors; or, (ii) the Claridge's audited financial statements are expected to contain a "going concern" qualification in the Independent Auditor's Report.

             (b) If the Executive's employment should be terminated under: subparagraphs 5(a)(iv) (termination without cause) above; 5(f) (diminished responsibilities) below; or, if the Claridge elects not to
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renew this Agreement pursuant to paragraph 2 above, then the Claridge shall make a lump sum payment to the Executive equal to one hundred and twenty-five percent (125%) of the Executive's base annual salary then in effect. Upon making of such payment, the Claridge shall have no further liability or obligation to the Executive under this Agreement.

             (c) If the Executive's employment should be terminated under subparagraph 5(a)(v) (voluntary resignation) above, and the Executive gives notice of the intent to resign at least twelve (12) weeks prior to terminating employment, then the Claridge shall continue to pay the Executive weekly compensation for a period of twelve (12) weeks after the resignation date. Upon expiration of this additional twelve (12) week period, the Claridge shall have no further liability or obligation to the Executive under this Agreement. If notice of the intent to resign to the Claridge is given less than twelve weeks before the resignation date, the Claridge shall have no obligation to pay the Executive beyond the resignation date.

             (d) Upon termination of this Agreement under subparagraph 5(a)(iv) (termination without cause), if the Claridge has an existing stock option plan, the Executive shall receive stock options in the Claridge, if any, in an amount equal to those that could be exercised within one (1) year from the date of termination. Provided, however, that such stock options must be exercised by the Executive within 90 days after termination, or the options shall expire.

             (e) If the Executive's employment should be terminated under subparagraphs 5(a)(i) (revocation, suspension or termination of casino key employee license), (a)(ii) (bankruptcy) or (a)(iii) (death or permanent disability) above, the Claridge shall have no further liability or obligation to continue salary payments to the Executive, or the Executive's estate (as the case may be), after the date the Executive is no longer employed by the Claridge.

             (f) If the Executive's title, responsibilities, duties or status within the Claridge should materially diminish under circumstances other than following a Change of Control as described in paragraph 7 below, the Executive may resign and terminate this Agreement. In this case, the Executive shall be entitled to a lump sum payment consistent with subparagraph 5(b). Such a resignation will not be considered a "voluntary resignation" under subparagraph 5(a)(v).

             6. NON-COMPETITION AND NON-DISCLOSURE. (a) During the term of this Agreement, the Executive shall not, without the written consent of the Claridge, alone or with others, directly or indirectly, participate, engage or become interested in (as owner, stockholder, partner, lender or other investor, director, officer, employee, consultant, or otherwise) any business activity that is in competition with the Claridge's business as then constituted.

             (b) Nothing in this Agreement shall prohibit the Executive from acquiring or owning, without disclosure to the Company, less than one (1%) percent of the outstanding securities of any class of any corporation listed on a national securities exchange or traded in the over-the-counter market.

             (c) During and after the term of this Agreement, the Executive agrees that all information which may have been obtained during the course of employment will be kept strictly confidential with respect to the business practices, finances, developments, customer's affairs, and trade secrets of the Claridge not generally known to the public. The Executive will not disclose such information to any other person, firm or corporation, except solely in the course of business on behalf of the Claridge pursuant to this Agreement. The Executive further agrees that upon the termination of employment (irrespective of the time, manner or cause of termination), all lists, books, written records and data of every kind relating to or in connection with the Claridge's customers and business will be delivered and returned to the Claridge.
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             (d)(i) Subject to the provisions of subparagraph 6(d)(ii) (change of control) below, if this Agreement is terminated pursuant to subparagraph 5(a)(v) (voluntary resignation) above, the Executive agrees that for a period of one (1) year thereafter the Executive shall not compete with the Claridge, or engage in the casino business in Atlantic City, New Jersey, as an officer, director, stockholder, employee, representative, agent, or consultant.


             (ii) In the event the Claridge, its shareholders, or persons having voting control enter into an agreement to sell, acquire, merge or consolidate the assets or stock of the Claridge with the anticipated result that a change of control of the Claridge or the Claridge's business as presently constituted would occur upon the closing of such agreement, the Executive may terminate this Agreement pursuant to subparagraph 5(a)(v) (voluntary resignation) above. In these circumstances, the Executive shall not be precluded from immediately competing with the Claridge, or engaging in the casino business in Atlantic City, New Jersey, as an officer, director, stockholder, employee, representative, agent or consultant. In addition, the Executive shall be entitled to the benefits provided for in subparagraph 5(c) (voluntary resignation) above provided proper notice of the intent to resign is given to the Claridge.

             (e) From the date of termination of this Agreement and for a period of one (1) year thereafter, the Executive shall not, alone or with others, directly or indirectly:

             (i) solicit for the Executive's benefit or the benefit of any person or organization other than the Claridge, the employment or other services of any employee or consultant of the Claridge or its subsidiaries as well as independent companies affiliated or associated with the Claridge; or

             (ii) solicit for the Executive's benefit or the benefit of any person or organization other than the Claridge, the employment of any employee of any customer of the Claridge.

             (f) As additional consideration for the agreement contained in subparagraphs 6(d) (non-compete) and (e) (no solicitation), the Executive shall be entitled to a lump sum payment equal to twenty-five percent (25%) of the sum of the Executive's then base annual salary. The Executive shall make a request to receive this lump sum within ten (10) days following termination of employment by giving notice to the Claridge consistent with paragraph 11. Within ten (10) days following receipt of this notice, the Claridge shall send the Executive either: (i) the lump sum payment described in this subparagraph (f); or (ii) a notice that the Claridge has waived the Executive's obligations under subparagraph 6(d) (non-compete) and (e) (no solicitation), in which event the Executive shall be released from the obligations under these subparagraphs. In this case, the Claridge shall be released from its obligation to pay the Executive any additional consideration under this subparagraph (f). All payments made pursuant to this subparagraph (f) shall be in addition to, and not in lieu of, any payments to which the Executive may be entitled under paragraph 5 (termination provisions).

             7. SALE OF THE CLARIDGE. (a) The Claridge shall make its best efforts to have any successor corporation or business entity assume the obligations under this Agreement. If this Agreement is not assumed by a successor corporation or business entity, the obligations of the Claridge to the Executive hereunder shall continue in full force and effect, subject to the right of the Claridge, in its sole discretion, to terminate the Executive pursuant to paragraph 5 (termination provisions). If (x) during the term of this
Agreement: (a) a Change of Control (as defined below) of the Claridge occurs; or
(b) by any other transaction this Agreement is assigned to an entity not controlled by the Board of Directors of the Company as constituted on the date hereof, and (y) during the period commencing on the date on which either (a) or
(b) occurs and ending on the eighteenth monthly anniversary thereof, any of the
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following occurs: (a) the Successor Company (as defined below) fails to employ the Executive in Atlantic City, New Jersey or within 25 miles thereof, or (b) the Successor Company terminates the employment of the Executive other than for Cause (as defined below), or (c) the rate of compensation paid by the Successor Company to the Executive (without giving effect to any element of Compensation attributable to Supplemental Executive Retirement Plans or Long-Term Incentive Plans) is diminished, or (d) the duties, responsibilities or title of the Executive with the Successor Company are diminished in any material respect from the duties, responsibilities and title of the Executive with the Claridge on the date hereof, then the Executive shall, within seven days after any such occurrence of (a), (b), (c) or (d) under Clause (y), receive payments from the Successor Company as follows: (i) one hundred and fifty percent (150%) in cash of the Executive's base annual salary then in effect plus (ii) a continuation of the Executive's base weekly compensation for a period of six months, which shall be reduced on a dollar for dollar basis by the amount of any income received by the Executive from any other employment engaged in by the Executive during such six month period. Upon making of these payments, the Claridge shall have no further liability or obligation to the Executive under this Agreement.

             (b) In the event of an occurrence of a Change of Control, the term of this Agreement is automatically extended for a period of nineteen months beginning on the first day of the month following the occurrence of a Change of Control.

             (c) For purposes of the foregoing, "Change of Control" shall mean the occurrence of any of the following events: (i) the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of (x) The Claridge Hotel and Casino Corporation (the "Company") and its subsidiaries or (y) Atlantic City Boardwalk Associates, LP (the "Partnership"); (ii) the liquidation or dissolution of the Company or the Claridge; (iii) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy vote, written notice or otherwise) the acquisition by any "person" or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor provisions to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Company's existing management, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combinations or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provisions) of 50% or more of the total voting power entitled to vote in the election of the Board of Directors of the Company or such person surviving the transaction; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office; (v) the Company fails to own, directly or indirectly, 100% of the capital stock of the Claridge or 100% of the capital stock of any other person holding a gaming license to operate the Claridge Casino Hotel in Atlantic City, New Jersey (the "Casino"); or (vi) the ownership of the Casino by any entity other than the Partnership, the Company, the Claridge or any successor entity or subsidiary or affiliate of any of them; "Successor Company" shall mean the Claridge, or if a Change in Control occurs as a result of a merger of the Claridge or the Company, the Successor Entity of such merger, or if a Change of Control of the Claridge occurs as a result of a sale of assets of the Claridge, the entity which purchases such assets, or if the Employment Contract has been assigned by the Claridge to another entity, such other entity; "Cause" shall have the meaning given to it in paragraph 5(a)(ii) hereof. In this event the Executive will be entitled to receive the severance benefits provided for in this paragraph and shall not be precluded from immediately competing with the Claridge or any assignee of this Agreement, or engaging in the casino business in Atlantic City, New Jersey, as an officer, director, stockholder, employee, representative, agent or consultant.
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             (d) Notwithstanding any other provision of this Agreement, if the
Executive has been employed by the Claridge for a period of 5 years or longer, and if any portion of the payments under paragraph 7 or any other provision of this Agreement, or under any other agreement or plan or arrangement of the Claridge (in the aggregate, the "Total Payments") would constitute an "excess parachute payment", then the Total Payments to the Executive shall be reduced such that the value of the Total Payments shall be one dollar ($1) less than the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code") or which the Claridge or the Successor Company may pay without loss of deduction under Section 280G of the Code.

             (e) In the event the Executive receives a Severance Payment pursuant to this paragraph 7, the Executive may not use the Severance Payment for the purpose of investing in the securities of the Successor Company or otherwise exchanging the Severance Payment for any such securities.

             8. PARTICIPATION. The Executive shall devote all of his working time, attention and best efforts to the business of the Claridge. During the term of this Agreement the Executive shall not be engaged directly or indirectly in any other business activity whether or not such business activity is pursued for gain, profit or other monetary advantage. However, this shall not be construed to prevent the Executive from investing assets in such a form and manner which will not require any services on the part of the Executive in the operation of the companies in which such investments are made. Neither shall the Executive be precluded from involvement in any civic or charitable organizations.

             9. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or breach thereof, shall be settled by arbitration in New Jersey pursuant to New Jersey law in accordance with the rules of the American Arbitration Association. Any judgment upon an award rendered pursuant to arbitration may be entered in any court within the State of New Jersey having appropriate jurisdiction. In the event of conflict between the rules of the American Arbitration Association and any statute of the State of New Jersey, the parties agree to be bound by the laws of New Jersey.

             10. INJUNCTIVE RELIEF. The parties acknowledge that in the event of a breach or a threatened breach by the Executive of any of the obligations under this Agreement, the Claridge will not have an adequate remedy at law. Accordingly, in the event of any breach or threatened breach by the Executive, the Claridge shall be entitled to such equitable and injunctive relief as may be available to restrain the Executive and any business, firm, partnership, individual, corporation or entity participating in the breach or threatened breach from the violation of the provisions of the Agreement. Nothing in this Agreement shall be construed as prohibiting the Claridge from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of the Executive under this Agreement.
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             11. NOTICES. All notices shall be in writing and shall be delivered by certified or registered mail, return receipt requested, to the parties as follows:

             If to the Claridge :              c/o Claridge Casino Hotel
                                               Indiana Avenue and The Boardwalk
                                               Atlantic City, New Jersey  08401
                                               Attn: Chairman of Human Resources
                                                      And Compensation Committee


             If to the Executive:              Frank A. Bellis, Jr.
                                               10 Hanover Court
                                               Jacobstown, New Jersey 08562

             Either party may change the address to which notices are to be transmitted by notice given according to this paragraph.

             12. MISCELLANEOUS. (a) The Executive represents to the Claridge that there are no restrictions or agreements to which the Executive is a party which would be violated by execution of this Agreement and subsequent employment.

                 (b) This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                 (c) No amendment or waiver or any provision of this Agreement shall be effective unless in writing signed by both parties.

                 (d) If any provision of this Agreement is held to be invalid or unenforceable, that provision shall be deemed limited or modified to the extent necessary to make it valid and enforceable, and in no event shall this Agreement or any of the provisions of this Agreement be rendered void or unenforceable.

                 (e) The headings of the paragraphs of this Agreement are for convenience of reference only and shall not be given any effect in the construction or enforcement of this Agreement.

                 (f) No waiver by the Claridge of any breach by the Executive of any provision or condition of this Agreement by the Executive to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

                 (g) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Claridge, but no interest in this Agreement shall be transferable in any manner by the Executive.

             13. ENTIRE AGREEMENT. This Agreement contains the entire Agreement of the parties. It may not be changed orally but only by an Agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge in sought.

             IN WITNESS WHEREOF, this Agreement has been executed by the Claridge's duly authorized officer. The Executive has also executed this Agreement.
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WITNESS:                                                      EXECUTIVE

__________________________                          BY:/s/ Frank A. Bellis, Jr.
                                                       -------------------------
                                                    FRANK A. BELLIS, JR.

ATTEST                                              THE CLARIDGE AT PARK PLACE,
                                                      INCORPORATED

__________________________                          BY: /s/ A. Bruce Crawley
                                                        ------------------------
                                                      A. BRUCE CRAWLEY
                                                    CHAIRMAN OF THE COMPENSATION
                                                      COMMITTEE